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April 28, 2022

PG&E Corporation Reports First-Quarter 2022 Financial Results

•Recorded GAAP earnings were $0.22 per diluted share for the first quarter of 2022, compared to earnings of $0.06 per diluted share for the same period in 2021.
•Non-GAAP core earnings were $0.30 per diluted share for the first quarter of 2022, compared to earnings of $0.23 per diluted share for the same period in 2021.
•2022 EPS guidance adjusted for GAAP earnings in the range of $0.85 to $1.16 per diluted share and reaffirmed non-GAAP core earnings in the range of $1.07 to $1.13 per diluted share.
•Expanding enhanced powerline safety settings to all circuits in high fire threat districts.

OAKLAND — PG&E Corporation (NYSE: PCG) recorded first-quarter 2022 income available for common shareholders of $475 million, or $0.22 per diluted share, as reported in accordance with generally accepted accounting principles (GAAP). This compares with income available for common shareholders of $120 million, or $0.06 per diluted share, for the first quarter of 2021.

GAAP results include non-core items that management does not consider representative of ongoing earnings, which totaled $164 million after tax, or $0.08 per diluted share, for the quarter. These results were primarily driven by costs related to the amortization of Wildfire Fund contributions under Assembly Bill (AB) 1054, investigation remedies, wildfire-related costs, prior period net regulatory impact, and PG&E Corporation’s and Pacific Gas and Electric Company’s (Utility) reorganization cases under Chapter 11 of the U.S. Bankruptcy Code (Chapter 11), partially offset by the Fire Victim Trust tax benefits.

“PG&E’s unified, mission-driven team is focused every day on our Triple Bottom Line of People, the Planet, and California’s Prosperity,” said Patti Poppe, CEO of PG&E Corporation. “We plan to deliver operational and financial results through a culture of performance – mitigating risks, identifying cost-saving opportunities, and keeping customer bills affordable.”

Non-GAAP Core Earnings

PG&E Corporation’s non-GAAP core earnings, which exclude non-core items, were $639 million, or $0.30 per diluted share, in the first quarter of 2022, compared with $487 million, or $0.23 per diluted share, during the same period in 2021.

The increase in quarter-over-quarter non-GAAP core earnings per diluted share was primarily driven by cost reduction, growth in rate base earnings, and timing of taxes.

PG&E Corporation uses “non-GAAP core earnings,” which is a non-GAAP financial measure, in order to provide a measure that allows investors to compare the underlying financial performance of the business from one period to another, exclusive of non-core items. See the accompanying tables for a reconciliation of non-GAAP core earnings to consolidated earnings available for common shareholders.

2022 Guidance

PG&E Corporation is adjusting 2022 GAAP earnings guidance in the range of $0.85 to $1.16 per diluted share, which includes non-core items. PG&E Corporation is adjusting 2022 non-core items guidance in the range of $(70) million to $450 million after tax, reflecting costs related to the amortization of Wildfire Fund contributions under AB1054, PG&E Corporation’s and Utility’s reorganization cases under Chapter 11, investigation remedies, and wildfire-related costs, partially offset by rate neutral securitization and Fire Victim Trust tax benefits and prior period net regulatory impact.

On a non-GAAP basis, the guidance range for projected 2022 non-GAAP core earnings is reaffirmed at $1.07 to $1.13 per diluted share. Factors driving non-GAAP core earnings include unrecoverable interest expense of $330 million to $370 million after tax and other earnings factors, including allowance for funds used during construction (AFUDC) equity, incentive revenues, tax benefits, and cost savings, net of below-the-line costs.

Guidance is based on various assumptions and forecasts, including those relating to authorized revenues, future expenses, capital expenditures, rate base, equity issuances, rate neutral securitization, and certain other factors.

Supplemental Financial Information

In addition to the financial information accompanying this release, presentation slides have been furnished to the Securities and Exchange Commission (SEC) and are available on PG&E Corporation’s website at: http://investor.pgecorp.com/financials/quarterly-earnings-reports/default.aspx.

Earnings Conference Call

PG&E Corporation will also hold a conference call on April 28, 2022, at 11:00 a.m. Eastern Time (8:00 a.m. Pacific Time) to discuss its first quarter 2022 results. The public can access the conference call through a simultaneous webcast. The link is provided below and will also be available from the PG&E Corporation website.

What: First Quarter 2022 Earnings Call

When: Thursday, April 28, 2022 at 11:00 a.m. Eastern Time

Where: http://investor.pgecorp.com/news-events/events-and-presentations/default.aspx

A replay of the conference call will be archived at
http://investor.pgecorp.com/news-events/events-and-presentations/default.aspx.

Alternatively, a toll-free replay of the conference call may be accessed shortly after the live call through May 5, 2022, by dialing (800) 770-2030. International callers may dial (647) 362-9199. For both domestic and international callers, the confirmation code 64421 will be required to access the replay.

Public Dissemination of Certain Information

PG&E Corporation and the Utility routinely provide links to the Utility’s principal regulatory proceedings with the California Public Utilities Commission (CPUC) and the Federal Energy Regulatory Commission (FERC) at http://investor.pgecorp.com, under the “Regulatory Filings” tab, so that such filings are available to investors upon filing with the relevant agency. PG&E Corporation and the Utility also routinely post, or provide direct links to, presentations, documents, and other information that may be of interest to investors at http://investor.pgecorp.com, under the “Chapter 11,” “Wildfire and Safety Updates” and “News & Events: Events & Presentations” tabs, respectively, in order to publicly disseminate such information. It is possible that any of these filings or information included therein could be deemed to be material information.

About PG&E Corporation

PG&E Corporation (NYSE: PCG) is a holding company headquartered in Oakland. It is the parent company of Pacific Gas and Electric Company, an energy company that serves 16 million Californians across a 70,000-square-mile service area in Northern and Central California. For more information, visit http://www.pgecorp.com.

Forward-Looking Statements

This news release contains forward-looking statements that are not historical facts, including statements about the beliefs, expectations, estimates, future plans and strategies of PG&E Corporation and the Utility, including but not limited to earnings guidance for 2022. These statements are based on current expectations and assumptions, which management believes are reasonable, and on information currently available to management, but are necessarily subject to various risks and uncertainties. In addition to the risk that these assumptions prove to be inaccurate, factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include factors disclosed in PG&E Corporation and the Utility’s joint annual report on Form 10-K for the year ended December 31, 2021, their most recent quarterly report on Form 10-Q for the quarter ended March 31, 2022, and other reports filed with the SEC, which are available on PG&E Corporation's website at www.pgecorp.com and on the SEC website at www.sec.gov. PG&E Corporation and PG&E undertake no obligation to publicly update or revise any forward-looking statements, whether due to new information, future events or otherwise, except to the extent required by law.

PG&E CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per share amounts)

	(Unaudited)
	Three Months Ended March 31,
	2022	2021
Operating Revenues
Electric	$4,158	$3,395
Natural gas	1,640	1,321
Total operating revenues	5,798	4,716
Operating Expenses
Cost of electricity	502	590
Cost of natural gas	561	307
Operating and maintenance	3,110	2,336
Wildfire-related claims, net of recoveries	(1)	172
Wildfire Fund expense	118	119
Depreciation, amortization, and decommissioning	972	888
Total operating expenses	5,262	4,412
Operating Income	536	304
Interest income	8	2
Interest expense	(419)	(408)
Other income, net	149	127
Income Before Income Taxes	274	25
Income tax benefit	(204)	(98)
Net Income	478	123
Preferred stock dividend requirement of subsidiary	3	3
Income Available for Common Shareholders	$475	$120
Weighted Average Common Shares Outstanding, Basic	1,986	1,985
Weighted Average Common Shares Outstanding, Diluted	2,134	2,131
Net Income Per Common Share, Basic	$0.24	$0.06
Net Income Per Common Share, Diluted	$0.22	$0.06

Reconciliation of PG&E Corporation’s Consolidated Earnings Available for Common Shareholders in Accordance with Generally Accepted Accounting Principles (“GAAP”) to Non-GAAP Core Earnings
First Quarter, 2022 vs. 2021
(in millions, except per share amounts)

	Three Months Ended March 31,
	Earnings		Earnings per Common Share (Diluted)
(in millions, except per share amounts)	2022	2021	2022	2021
PG&E Corporation's Earnings on a GAAP basis	$475	$120	$0.22	$0.06
Non-core items: (1)
Amortization of Wildfire Fund contribution (2)	85	86	0.04	0.04
Investigation remedies (3)	70	28	0.03	0.01
Wildfire-related costs, net of insurance (4)	66	133	0.03	0.06
Prior period net regulatory impact (5)	45	88	0.02	0.04
Bankruptcy and legal costs (6)	34	32	0.02	0.02
Fire Victim Trust tax benefit (7)	(135)	—	(0.06)	—
PG&E Corporation’s Non-GAAP Core Earnings (8)	$639	$487	$0.30	$0.23

All amounts presented in the table above and footnotes below are tax adjusted at PG&E Corporation’s statutory tax rate of 27.98% for 2022 and 2021, except for certain costs that are not tax deductible. Amounts may not sum due to rounding.

(1) “Non-core items” include items that management does not consider representative of ongoing earnings and affect comparability of financial results between periods, consisting of the items listed in the table above. See Use of Non-GAAP Financial Measures below.

(2) The Utility recorded costs of $118 million (before the tax impact of $33 million) during the three months ended March 31, 2022, associated with the amortization of Wildfire Fund contributions related to AB1054.

(3) Includes costs associated with the settlement agreement with the Safety and Enforcement Division's investigation into the 2019 Kincade fire, the CPUC's OII into the 2017 Northern California Wildfires and 2018 Camp Fire, restoration and rebuild costs associated with the town of Paradise, and system enhancements related to the locate and mark OII, as shown below.

(in millions)	Three Months Ended March 31, 2022
2019 Kincade fire settlement	$85
Wildfire OII disallowance and system enhancements	7
Paradise restoration and rebuild	1
Locate and mark OII system enhancements	1
Investigation remedies (pre-tax)	$94
Tax impacts	(24)
Investigation remedies (post-tax)	$70

(4) Includes costs associated with the 2021 Dixie fire, 2019 Kincade fire, and 2020 Zogg fire, net of insurance, as shown below.

(in millions)	Three Months Ended March 31, 2022
2021 Dixie fire-related legal settlements	$35
2019 Kincade fire-related legal settlements	20
2019 Kincade fire-related costs	10
2020 Zogg fire-related costs	9
2020 Zogg fire-related insurance recoveries	(1)
Wildfire-related costs, net of insurance (pre-tax)	$73
Tax impacts	(7)
Wildfire-related costs, net of insurance (post-tax)	$66

(5) Includes a $63 million adjustment (before the tax impact of $18 million) during the three months ended March 31, 2022, for the TO18 and TO19 ROE impact as a result of the FERC order dated March 17, 2022, which established a base ROE of 9.26% for the TO18 period, plus the approved CAISO incentive adder of 0.5%, for a total ROE of 9.76%.

(6) Includes bankruptcy and legal costs associated with PG&E Corporation and the Utility's Chapter 11 filing, including exit financing costs and legal and other costs, as shown below.

(in millions)	Three Months Ended March 31, 2022
Exit financing	$27
Legal and other costs	21
Bankruptcy and legal costs (pre-tax)	$48
Tax impacts	(14)
Bankruptcy and legal costs (post-tax)	$34

(7) The Utility recognized a tax benefit of $135 million associated with the sale of PG&E shares sold by the Fire Victim Trust during the three months ended March 31, 2022.

(8) "Non-GAAP core earnings" is a non-GAAP financial measure. See Use of Non-GAAP Financial Measures below.

Undefined, capitalized terms have the meanings set forth in the PG&E Corporation and the Utility’s joint quarterly report on Form 10-Q for the quarter ended March 31, 2022.

PG&E Corporation's 2022 Earnings Guidance

	2022
EPS Guidance	Low		High
Estimated Earnings on a GAAP basis	~	$0.85	~	$1.16
Estimated Non-Core Items: (1)
Amortization of Wildfire Fund contribution (2)	~	0.16	~	0.16
Bankruptcy and legal costs (3)	~	0.10	~	0.04
Investigation remedies (4)	~	0.05	~	0.05
Wildfire-related costs, net of insurance (5)	~	0.05	~	0.04
Rate neutral securitization and Fire Victim Trust tax benefit (6)	~	(0.14)	~	(0.31)
Prior period net regulatory impact (7)	~	(0.01)	~	(0.01)
Estimated EPS on a non-GAAP Core Earnings basis	~	$1.07	~	$1.13

All amounts presented in the table above and footnotes below are tax adjusted at PG&E Corporation’s statutory tax rate of 27.98% for 2022, except for certain costs that are not tax deductible. Amounts may not sum due to rounding.

(1) “Non-core items” include items that management does not consider representative of ongoing earnings and affect comparability of financial results between periods. See Use of Non-GAAP Financial Measures below.

(2) "Amortization of Wildfire Fund contribution” represents the amortization of Wildfire Fund contributions related to AB1054. The total offsetting tax impact for the low and high non-core guidance range is $132 million.

		2022
(in millions, pre-tax)	Low guidance range		High guidance range
Amortization of Wildfire Fund contribution	~	$470	~	$470

(3) “Bankruptcy and legal costs" consists of exit financing costs, including interest on temporary Utility debt and write-off of unamortized fees related to the retirement of PG&E Corporation debt, and legal and other costs associated with PG&E Corporation and the Utility's Chapter 11 filing. The total offsetting tax impact for the low and high non-core guidance range is $81 million and $37 million, respectively.

	2022
(in millions, pre-tax)	Low guidance range		High guidance range
Exit financing	~	$180	~	$60
Legal and other costs	~	110	~	70
Bankruptcy and legal costs	~	$290	~	$130

(4) “Investigation remedies" includes costs related to the 2019 Kincade fire settlement with the Safety and Enforcement Division approved by the CPUC on December 2, 2021, the Wildfires OII decision different, Paradise restoration and rebuild, and the locate and mark OII system enhancements. The total offsetting tax impact for the low and high non-core guidance range is $29 million.

	2022
(in millions, pre-tax)	Low guidance range		High guidance range
2019 Kincade fire settlement	~	$85	~	$85
Wildfire OII disallowance and system enhancements	~	20	~	20
Paradise restoration and rebuild	~	20	~	20
Locate and mark OII system enhancements	~	5	~	5
Investigation remedies	~	$130	~	$130

(5) “Wildfire-related costs, net of insurance" includes legal and other costs associated with the 2019 Kincade fire, 2020 Zogg fire, and 2021 Dixie fire, net of insurance. The total offsetting tax impact for the low and high non-core guidance range is $22 million and $8 million, respectively.

	2022
(in millions, pre-tax)	Low guidance range		High guidance range
2019 Kincade fire-related costs	~	$70	~	$20
2020 Zogg fire-related costs	~	40	~	20
2021 Dixie fire-related legal settlements	~	35	~	35
2021 Kincade fire-related legal settlements	~	20	~	20
2020 Zogg fire-related insurance recoveries	~	(30)	~	(10)
2019-2020 wildfire-related costs	~	$135	~	$85

(6) “Rate neutral securitization and Fire Victim Trust tax benefit" includes the impact of post-emergence securitization and tax benefits related to the Fire Victim Trust. Impacts of the post-emergence rate neutral securitization include the establishment of a securitization regulatory asset and an offsetting regulatory liability associated with revenue credits funded by up-front shareholder contributions and Net Operation Loss monetization. Fire Victim Trust tax benefits include tax benefits recognized upon the sale of PG&E shares by the Fire Victim Trust, which PG&E has elected to treat as a grantor trust. The low and high cases reflect the assumption that the CPUC's final decision, issued on May 11, 2021, authorizing the securitization of $7.5 billion of wildfire-related claims, is final and non-appealable and bonds are issued in 2022. The low case includes tax benefits for the 100 million shares sold by the Fire Victim Trust as of April 14, 2022 and the high case reflects an assumption that the Fire Victim Trust sells all 477 million shares in 2022. The total offsetting tax impact for the low and high non-core guidance range is $359 million and $2.1 billion, respectively.

	2022
(in millions, pre-tax)	Low guidance range		High guidance range
Rate neutral securitization and Fire Victim Trust tax benefit	~	$60	~	$1,390

(7) “Prior period net regulatory impact" represents the recovery of capital expenditures from 2011 through 2014 above amounts adopted in the 2011 GT&S rate case, net of the TO18 and TO19 ROE impact resulting from the FERC order dated March 17, 2022, which established a base ROE of 9.26% for the TO18 period, plus the approved CAISO incentive adder of 0.5%, for a total ROE of 9.76%. The total offsetting tax impact for the low and high non-core guidance range is $4 million.

	2022
(in millions, pre-tax)	Low guidance range		High guidance range
2011-2014 GT&S capital audit	~	$(80)	~	$(80)
TO18 and TO19 ROE impact	~	65	~	65
Prior period net regulatory impact	~	$(15)	~	$(15)

Undefined, capitalized terms have the meanings set forth in the PG&E Corporation and the Utility’s joint quarterly report on Form 10-Q for the quarter ended March 31, 2022.

Use of Non-GAAP Financial Measures PG&E Corporation and Pacific Gas and Electric Company

PG&E Corporation discloses historical financial results and provides guidance based on “non-GAAP core earnings” and “non-GAAP core EPS” in order to provide a measure that allows investors to compare the underlying financial performance of the business from one period to another, exclusive of non-core items.

“Non-GAAP core earnings” is a non-GAAP financial measure and is calculated as income available for common shareholders less non-core items. “Non-core items” include items that management does not consider representative of ongoing earnings and affect comparability of financial results between periods, consisting of the items listed in the table included in "Reconciliation of PG&E Corporation’s Consolidated Earnings Available for Common Shareholders in Accordance with GAAP to Non-GAAP Core Earnings First Quarter, 2022 vs. 2021". “Non-GAAP core EPS,” also referred to as “non-GAAP core earnings per share,” is a non-GAAP financial measure and is calculated as non-GAAP core earnings divided by common shares outstanding (taken on a basic basis in the event of a GAAP loss and a diluted basis in the event of a GAAP gain). PG&E Corporation and the Utility use non-GAAP core earnings and non-GAAP core EPS to understand and compare operating results across reporting periods for various purposes including internal budgeting and forecasting, short- and long-term operating planning, and employee incentive compensation. PG&E Corporation and the Utility believe that non-GAAP core earnings and non-GAAP core EPS provide additional insight into the underlying trends of the business, allowing for a better comparison against historical results and expectations for future performance. With respect to our projection of non-GAAP core EPS for the years 2023-2026, we are not providing a reconciliation to the corresponding GAAP measures because we are unable to predict with reasonable certainty the reconciling items that may affect GAAP net income without unreasonable effort. The reconciling items are primarily due to the future impact of wildfire-related costs, timing of regulatory recoveries, special tax items, and investigation remedies. These reconciling items are uncertain, depend on various factors and could significantly impact, either individually or in the aggregate, the GAAP measures.
Non-GAAP core earnings and non-GAAP core EPS are not substitutes or alternatives for GAAP measures such as consolidated income available for common shareholders and may not be comparable to similarly titled measures used by other companies.